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                                                                    EXHIBIT 10.2

                           BORROWERS PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 6, 2001 and entered into by and among AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation ("AIMCO/BETHESDA"), NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP MANAGEMENT") and AIMCO HOLDINGS, L.P., a Delaware limited partnership ("AIMCO HOLDINGS") (AIMCO, AIMCO/Bethesda, NHP Management and AIMCO Holdings are collectively referred to as "PLEDGORS"), and BANK OF AMERICA, N.A., as Administrative Agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined; the terms defined therein and not otherwise defined herein being used herein as therein defined).

                             PRELIMINARY STATEMENTS

         A. Pledgors are the legal and beneficial owners of (i) the shares of stock in one or more Persons described in Part A of Schedule I annexed hereto,
(ii) the indebtedness described in Part B of said Schedule I and issued by the obligors named therein, and (iii) the general and limited partnership interests and limited liability company interests described in Part C of Schedule I.

         B. Secured Party and Lenders have entered into a Third Amended and Restated Credit Agreement dated as of November 6, 2001 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Pledgors pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

         C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with Secured Party as follows:

         SECTION 1. PLEDGE OF SECURITY. Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor's right, title and interest in and to the following, whether now owned and existing or hereafter acquired and arising (the "PLEDGED COLLATERAL"):

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         (a) the shares of stock represented by the certificates or other instruments described in Part A of Schedule I annexed hereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, right to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 975(a) or a successor provision of the Internal Revenue
Code), the Pledged Shares shall not include any shares of stock of such issuer in excess of the number of shares of such issuer possessing up to but not exceeding 66% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

         (b) the indebtedness from time to time owed to each Pledgor evidenced by the instruments described in Part B of Schedule I annexed hereto and issued by the obligors named therein (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

         (c) all limited liability company, general partnership and limited partnership interests, owned by each Pledgor and described in Part C of Schedule I annexed hereto (the "PLEDGED INTERESTS"); and

         (d) to the extent not covered by clauses (a), (b) and (c) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral; and

         (e) any deposit accounts constituting the Letter of Credit Cash Collateral Account established and maintained by Secured Party pursuant to
Section 17, together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

         SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of each Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents, together with all extensions or renewals thereof, whether for principal, interest (including

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without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations, whether or not a claim is allowed against such Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of each Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgors being the "SECURED OBLIGATIONS").

         SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default (as defined in Section 11), Secured Party shall have the right, without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

         (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares described on Part A of Schedule I have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt described on Part B of said Schedule I has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default. All of the Persons which constitute the Pledged Interests described on Part C of Schedule I (i) are in good standing under the laws of the states or political subdivisions in which such Persons are organized or incorporated, (ii) have a legal existence which has not been canceled or revoked, and (iii) are duly authorized to transact business under the laws of the states or political subdivisions in which such Persons are organized or incorporated.

         (b) Description of Pledged Collateral. Except as set forth in said
Schedule I, the Pledged Shares constitute all of the issued and outstanding shares of stock of each issuer thereof (subject to the proviso to Section 1(a) with respect to shares of a foreign controlled corporation), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor. Part A of Schedule I sets forth all of the Pledged

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Shares, Part B of said Schedule I sets forth all of the Pledged Debt, and Part C of Schedule I sets forth all of the Pledged Interests.

         (c) Ownership of Pledged Collateral. Pledgors are the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for Ordinary Course Liens and liens permitted under the Credit Agreement.

         (d) Locations of Offices; Deposit Accounts. The chief place of business, the chief executive office and the office each Pledgor keeps its records regarding the Pledged Collateral and all originals of all chattel paper that evidence Pledged Collateral are, as of the date hereof, and have been for the four month period preceding the date hereof, located at the locations set forth below on Part A of Schedule 4(d). Locations of and other information regarding the deposit accounts maintained by the Pledgors which constitute a Letter of Credit Cash Collateral Account, as of the date hereof, are accurately described in Part B of Schedule 4(d) and each such deposit account of each Pledgor is subject to a Control Agreement.

         (e) Names. No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the four month period preceding the date hereof, had a different name from the name of such Pledgor listed on the signature page hereof.

         (f) Governmental Authorizations. Except as otherwise provided in the Credit Agreement, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgors of the Pledged Collateral pursuant to this Agreement and the grant by Pledgors of the security interest granted hereby,
(ii) the execution, delivery or performance of this Agreement by Pledgors, or
(iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

         (g) Perfection. The security interests in the Pledged Collateral granted to Secured Party hereunder constitute valid security interests in the Pledged Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Pledgor as "debtor", naming Secured Party as "secured party" and describing the Pledged Collateral in the applicable filing offices with respect to such Pledgor and (ii) delivery of the certificates representing the Pledged Shares, Pledged Debt and Pledged Interests and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interests in the Collateral covered by the UCC granted to Secured Party will constitute perfected security interests therein prior to all other Liens, and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly made or taken.

         (h) Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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         (i) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of each Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

         SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Each Pledgor shall:

         (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for Liens permitted under the Credit Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 66% of the voting power of all classes of capital stock of such issuer entitled to vote;

         (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgors and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares;

         (c) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to any Pledgor by any obligor on the Pledged Debt;

         (d) pledge hereunder, immediately upon acquisition or upon the termination or waiver of any restrictions on the pledge, the hypothecation or the transfer thereof, any and all other limited liability company, general partnership and limited partnership interests, and any other rights or interests, from time to time acquired by any Pledgor as Pledged Interests;

         (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

         (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgors shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against any Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

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         SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

         (a) Each Pledgor agrees that from time to time, at the joint and several expense of Pledgors, Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral. Each Pledgor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgors. Each Pledgor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

         (b) Each Pledgor further agrees that it will promptly at the end of each fiscal quarter (and in no event later than 45 days after the end of such fiscal quarter) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT") (with an updated Schedule I, dated as of the end of such fiscal quarter attached, thereto, in respect of the additional Pledged Shares, Pledged Debt or Pledged Interests to be pledged pursuant to Section 5(b), (c) and (d) this Agreement). Upon each delivery of a Pledge Amendment to Secured Party, the representations and warranties contained in Section 4 hereof shall be deemed to have been made by such Pledgor as to the Pledged Collateral described in such Pledge Amendment. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares, Pledged Debt or Pledged Interests listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of any Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares, Pledged Debt or Pledged Interests required to be pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

         SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

         (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgors shall give Secured Party at least five Business Days' prior written notice of the manner in which they intend to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by

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     any Pledgor of any Pledged Shares for or such Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor
     (B) any Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party);

               (ii) Pledgors shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                    (A) dividends, other distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                    (B) dividends and other distributions paid or payable in cash in respect of Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and

                    (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements); and

               (iii) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements); and

               (iv) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies, dividend payment orders and other instruments as Pledgors may from time to time reasonably request for the purpose of enabling Pledgors to exercise the voting and other consensual rights which each Pledgor is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, other distributions, principal or interest payments which each Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

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         (b) Upon the occurrence and during the continuation of an Event of
Default:

               (i) upon written notice from Secured Party to Pledgors, all rights of Pledgors to exercise the voting and other consensual rights with respect to the Pledged Collateral which they would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights with respect to the Pledged Collateral shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

               (ii) all rights of Pledgors with respect to the Pledged Collateral to receive the dividends, other distributions and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights with respect to the Pledged Collateral shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, other distributions and interest payments; and

               (iii) all dividends, principal, interest payments and other distributions which are received by Pledgors contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgors and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

         (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgors shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgors hereby grant to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares constituting Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

         SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

         (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgors;

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         (b) upon the occurrence and during the continuance of an Event of
Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

         (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to Pledgors representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

         (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral;

         (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Pledgors to Secured Party, due and payable immediately without demand; and

         (f) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgors might do.

         SECTION 9. SECURED PARTY MAY PERFORM. If Pledgors fail to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgors under Section 14(b).

         SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against

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the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

         SECTION 11. REMEDIES.

         (a) If any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect on the date hereof in the State of California (the "UCC") (whether or not the UCC applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale, and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Obligees (as defined in Section 16(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgors, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

         (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such

Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by Pledgors pursuant to Section 12, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

         (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         SECTION 12. REGISTRATION RIGHTS. If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 11, each Pledgor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), each Pledgor will, at its own expense:

         (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

         (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

         (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

         (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

         (e) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 12.

         Each Pledgor further agrees that a breach of any of the covenants contained in Sections 11 and 12 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in Sections 11 and 12 shall be specifically enforceable against Pledgors, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 12 shall in any way alter the rights of Secured Party hereunder.

         SECTION 13. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in the following order of priority:

         FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgors, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

         SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement, and

         THIRD: To the payment to or upon the order of Pledgors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 14. INDEMNITY AND EXPENSES.

         (a) Each Pledgor jointly and severally agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

         (b) Each Pledgor jointly and severally agrees to pay to Secured Party upon demand the amount of all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or
(iii) the failure by any Pledgor to perform or observe any of the provisions hereof.

         (c) In the event of any public sale described in Section 12, each Pledgor jointly and severally agrees to indemnify and hold harmless Secured Party and each of Secured Party's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Secured Party or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse Secured Party and such other persons for any legal or other expenses reasonably incurred by Secured Party and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other persons and counsel for Secured Party and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgors may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Secured Party or such persons within the meaning of the Securities Act.

         (d) The obligations of Pledgors in this Section 14 shall survive the termination of this Agreement and the discharge of Pledgors' other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

         SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, (b) be binding upon Pledgors, their successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.04 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgors. Upon any such termination Secured Party will, at Pledgors' expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Pledged Collateral by a Pledgor in accordance with the Credit Agreement for which such Pledgor desires to obtain a security interest release from Secured Party, such Pledgor shall deliver an Officers' Certificate, which shall be true and correct, (x) stating that the Pledged Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Pledged Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officers' Certificate, Secured Party shall, at Pledgors' expense, so long as Secured Party has no reason to believe that the Officers' Certificate delivered by a Pledgor with respect to such sale is not true and correct, execute and deliver such releases of its security interest in such Pledged Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by Pledgors.

         SECTION 16. SECURED PARTY AS ADMINISTRATIVE AGENT.

         (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 11 in accordance with the instructions of Requisite Lenders (Requisite Lenders being referred to herein as "REQUISITE OBLIGEES").

         (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Notice of resignation by Administrative Agent pursuant to subsection 9.09 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.09 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.09 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.09 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Pledged Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

         SECTION 17. LETTER OF CREDIT CASH COLLATERAL ACCOUNT.

         Secured Party is hereby authorized to establish and maintain at any financial institution designated by Secured Party as blocked accounts in the name of any Pledgor and under the sole dominion and control of Secured Party, one or more restricted deposit accounts designated as "AIMCO Letter of Credit Cash Collateral Account." All amounts at any time held in the Letter of Credit Cash Collateral Account shall be beneficially owned by Pledgors, but shall be held in the name of Secured Party hereunder, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Except as expressly set forth herein or in the applicable Deposit Account Control Agreement, Pledgors shall have no right to withdraw, transfer or otherwise receive any funds deposited into the Letter of Credit Cash Collateral Account. Anything contained herein to the contrary notwithstanding, the Letter of Credit Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect. All deposits of funds in the Letter of Credit Cash Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Pledgor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. At Secured Party's request, each Pledgor shall, promptly after initiating a transfer of funds to the Letter of Credit Cash Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Letter of Credit Cash Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Letter of Credit Cash Collateral Account pending application thereof as elsewhere provided in this Agreement or the other Loan Documents. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Letter of Credit Cash Collateral Account shall bear interest at the standard rate paid by the depositary bank. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Letter of Credit Cash Collateral Account shall be deposited directly in, and held in the Letter of Credit Cash Collateral Account.

         SECTION 18. AMENDMENTS; ETC. No amendment (other than Pledge Amendments), modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgors therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 19. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.02 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or as such other address as shall be designated by such party in a written notice delivered to the other party hereto.

         SECTION 20. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 22. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Divisions 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined. The rules of construction set forth in subsection 1.02 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

         SECTION 24. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGORS AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH
SECTION 19; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE

AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND
(VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

         SECTION 25. WAIVER OF JURY TRIAL. EACH PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Secured Party acknowledge that this waiver is a material inducement for Pledgors and Secured Party to enter into a business relationship, that Pledgors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS
SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                     [Rest of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       AIMCO PROPERTIES, L.P.,
                                       a Delaware limited partnership
                                       as Pledgor

                                       By: AIMCO-GP, INC.,
                                       a Delaware corporation
                                       Its: General Partner

                                            By: /s/ PETER K. KOMPANIEZ
                                                --------------------------------
                                                Peter K. Kompaniez
                                                President


                                       AIMCO/BETHESDA HOLDINGS, INC.,
                                       a Delaware corporation
                                       as Pledgor

                                       By: /s/ PETER K. KOMPANIEZ
                                           -------------------------------------
                                           Peter K. Kompaniez
                                           President


                                       NHP MANAGEMENT COMPANY,
                                       a District of Columbia corporation
                                       as Pledgor

                                       By: /s/ PATRICK FOYE
                                           -------------------------------------
                                           Patrick Foye
                                           Executive Vice President


                                       AIMCO HOLDINGS, L.P.,
                                       a Delaware limited partnership

                                       By: AIMCO Holdings QRS, Inc., its
                                       general partner

                                         By: /s/ PETER K. KOMPANIEZ
                                             -----------------------------------
                                             Peter K. Kompaniez
                                             President

                                       BANK OF AMERICA, N.A.,
                                       as Secured Party

                                       By: /s/ CAROL SETTLES
                                           -------------------------------------
                                           Carol Settles
                                           Principal